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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):  November 20, 2001 (November
                                   20, 2001)

                               GLOBAL MARINE INC.

             (Exact name of registrant as specified in its charter)

        DELAWARE                         1-5471                  95-1849298
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

                            777 N. ELDRIDGE PARKWAY
                           HOUSTON, TEXAS 77079-4493
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code:  713-596-5100
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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT.

           On November 20, 2001, pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 31, 2001, among Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a Delaware corporation Sub and a wholly owned subsidiary of Sub, and Global Marine Inc., a Delaware corporation ("Global"), Merger Sub merged (the "Merger") with an into Global. In connection with the Merger, Santa Fe was renamed GlobalSantaFe Corporation (referred to herein after the Merger as "GlobalSantaFe"). At the effective time of the Merger, (i) each issued and outstanding share of common stock, par value $0.10 per share, of Global (the "Global Common Stock"), was converted into the right to receive 0.665 ordinary shares, par value $0.01 per share, of Santa Fe (the "GlobalSantaFe Ordinary Shares"), (ii) each issued and outstanding share of common stock of Merger Sub was converted into one share of common stock of Global, as the surviving corporation and (iii) Global became a wholly owned subsidiary of Santa Fe. Approximately 118 million GlobalSantaFe Ordinary Shares are being issued in the Merger in exchange for Global Common Stock. Pursuant to the Merger Agreement, effective upon the Merger, seven designees of Global's pre-Merger board of directors became directors of GlobalSantaFe, which now has a total 14 directors.

           On November 20, 2001, GlobalSantaFe issued a press release announcing the completion of the Merger and the composition of its board of directors effective upon the Merger. The press release is attached as Exhibit 99.1 to this Current Report on 8-K and is incorporated herein by reference.

           As a result of the Merger, Global's Zero Coupon Convertible Debentures Due June 23, 2020 (the "Debentures") are convertible into GlobalSantaFe Ordinary Shares at the rate of 8.125103 GlobalSantaFe Ordinary Shares per $1,000 principal amount at maturity of Debentures. The Debentures continue to be the debt obligations solely of Global.

           The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement, which is filed or incorporated by reference as an exhibit hereto and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (c)   Exhibits.

     *2.1 Agreement and Plan of Merger, dated as of August 31, 2001, among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. (incorporated by reference from
           Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed September 4, 2001).

     99.1  Press Release of GlobalSantaFe Corporation, dated  November 20, 2001.

     * incorporated by reference as indicated.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      GLOBAL MARINE INC.



                                      By: /s/ Alexander A. Krezel
                                         ---------------------------

                                         Alexander A. Krezel
                                         Vice President, Corporate Secretary and
                                          Assistant General Counsel

Date: November 20, 2001